Exhibit 99.8

Joint Filing Agreement

The undersigned hereby agrees that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, with respect to the shares of common stock of Virgin Mobile USA, Inc. The undersigned further agree and acknowledge that such shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: September 11, 2008	Corvina Holdings Limited

	By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Director

Cortaire Limited

	By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Director

Gamay Holdings Limited

	By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Director

Virgin Group Holdings Limited

	By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Director

/s/ Sir Richard Branson
Sir Richard Branson

Cougar Investments Limited

	By:	/s/ Alison Jane Renouf
	Name:	Alison Jane Renouf
	Title:	Director

Plough Investments Limited

	By:	/s/ Alison Jane Renouf
	Name:	Alison Jane Renouf
	Title:	Director

Deutsche Bank Trustee Services (Guernsey) Limited

	By:	/s/ Alison Jane Renouf /s/ Tracy Ann Martel
	Name:	Alison Jane Renouf
Tracy Ann Martel
	Title:	Authorized Signatories

RBC Trustees (CI) Limited

	By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Authorized Signatory